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                                                                Exhibit 10.15(a)






                              MILLENNIUM CHEMICALS

                             SUPPLEMENTAL EXECUTIVE

                                 RETIREMENT PLAN
                           (Effective January 1, 1999)

Millennium Chemicals
Supplemental Executive Retirement Plan
(Effective January 1, 1999)

Contents

--------------------------------------------------------------------------------
Section                                                               Page
            Article I.  The Plan

1.1         Establishment of the Plan                                   1
1.2         Purpose                                                     1

            Article II.  Definitions

2.1         Average Final Compensation                                  1
2.2         Board of Directors                                          2
2.3         Cause                                                       2
2.4         Committee                                                   2
2.5         Company                                                     2
2.6         Compensation                                                2
2.7         Deferred Retirement Date                                    2
2.8         Good Reason                                                 2
2.9         Normal Retirement Date                                      2
2.10        Participant                                                 3
2.11        Pension Offset                                              3
2.12        Plan                                                        3
2.13        Prior Plan                                                  3
2.14        Prior Plan SERP                                             3
2.15        Qualified Plan                                              3

            Article III.  Participation

3.1         Participation                                               3
3.2         Continuation of Participation                               4

            Article IV.  Retirement Date

4.1         Normal Retirement Date                                      4
4.2         Deferred Retirement Date                                    4
4.3         Early Retirement Date                                       4


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


Millennium Chemicals
Supplemental Executive Retirement Plan
(Effective January 1, 1999)

Contents

--------------------------------------------------------------------------------
Section                                                               Page
           Article V.  Retirement Benefits

5.1        Normal Retirement Benefits                                  5
5.2        Deferred Retirement Benefit                                 5
5.3        Early Termination Benefit                                   5
5.4        Disability Retirement Benefit                               6
5.5        Adjusted Age and Benefit Service                            6

           Article VI.  Death Benefits

6.1        Prior to Retirement                                         6
6.2        After Retirement                                            7

           Article VII.  Time and Form of Benefit Payment

7.1        Normal Form of Benefit                                      7
7.2        Optional Forms of Benefit                                   7

           Article VIII.  Provision of Benefits

8.1        Participant Contributions                                   7
8.2        Funding                                                     7

           Article IX.  Administration of the Plan

9.1        Powers and Duties of the Committee                          7


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


Millennium Chemicals
Supplemental Executive Retirement Plan
(Effective January 1, 1999)

Contents

--------------------------------------------------------------------------------
Section                                                               Page

              Article XI.  Miscellaneous

10.1          Prohibition Against Encumbrance                             8
10.2          Right of Participant                                        8
10.3          Change in Control                                           8
10.4          Successors                                                 10

              Article XII.  Amendment or Termination of the Plan

11.1          Amendment                                                   10
11.2          Termination                                                 10

Schedule A    Employees Eligible to Participate


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Article I.  The Plan

1.1  Establishment of the Plan

Effective January 1, 1999 Millennium Chemicals Inc. (the "Company") established an unfunded supplemental retirement plan for select employees (the "Participants") of Millennium America Holdings Inc., Millennium Inorganic Chemicals Inc., Millennium Petrochemicals Inc., Millennium Specialty Chemicals Inc. and such of the subsidiaries of the Company as the Committee may designate at any time hereafter as participating employers hereunder (collectively the "Employers" and individually the "Employer") which plan shall hereafter be known as the "Millennium Chemicals Supplemental Executive Retirement Plan."

1.2  Purpose

The purpose of the Plan is to provide Participants with a minimum level of retirement income from their Employer, in addition to other sources of capital accumulation. The plan is intended to be a non-qualified, deferred compensation plan for a "select group of management or highly compensated employees" as that term is used in the Employee Retirement Income Security Act of 1974, as amended.

Except insofar as the accrued benefits payable pursuant to this Plan to a Participant or a Participant's beneficiary would be less than the accrued benefits for any such person under one or more Prior Plan Serps, as amended, this Plan incorporates and replaces any plan of the Company or any subsidiary of the Company with regard to non-qualified supplemental retirement benefits that was in existence in its original or amended form prior to January 1, 1999.

Article II.  Definitions

Except as otherwise defined herein, each capitalized term shall have the meaning set forth in the Qualified Plan.

2.1 "Average Final Compensation" shall mean the highest average annual Compensation for the highest five calendar years in the last ten years of Credited Service affording the highest such average, or during all years of Credited Service if less than five. If a Participant has received Compensation in less than five (5) calendar years immediately preceding the Participant's Separation from Service Date, the average of a Participant's calendar years and months preceding the Participant's Separation from Service Date shall be utilized; provided that a participant's average monthly Compensation shall be annualized by multiplying such average monthly Compensation by twelve (12). For the purpose of allocating any bonus that is

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includable in Compensation under Section 2.6 hereof for a specific calendar year, such bonus shall be allocated to the calendar year in which it was earned. Any administrative procedure adopted relative to the calculation of Average Final Compensation for Part II of the Qualified Plan shall apply to this Plan.

2.2 "Board of Directors" shall mean the Board of Directors of the Company except as otherwise specifically stated.

2.3 "Cause" shall have the meaning determined from time to time by the Committee, provided, however, that if the Participant has a written agreement with the Company or any of its subsidiaries containing a definition of termination for "Cause", then "Cause" shall have the meaning set forth in such agreement.

2.4 "Committee" shall mean the Compensation Committee of the Board of Directors of the Company.

2.5 "Company" shall mean Millennium Chemicals Inc. and its successors.

2.6 "Compensation" shall have the same meaning as in the Qualified Plan, except that Compensation shall be determined without regard to the dollar limitations on the amount of pay taken into account, which limitations are set forth in section 2.1(k)(3) of the Qualified Plan. Compensation shall also be deemed to include deferred salary and bonus which would have been included in the definition of Compensation under the Qualified Plan if the salary or bonus had not been deferred at the election of the Participant, but Compensation shall not include the subsequent payment of any such deferred salary or bonus which has been included in Compensation for a previous year.

2.7 "Deferred Retirement Date" shall mean the first day of the month coincident with or immediately following the date a Participant retires after his or her Normal Retirement Date pursuant to the provisions of section 4.2 (Deferred Retirement Date).

2.8 "Good Reason" shall have the meaning determined from time to time by the Committee, provided, however, that if the Participant has a written agreement with the Company or any of its subsidiaries containing a definition of termination for "Good Reason", then "Good Reason" shall have the meaning set forth in such agreement.

2.9 "Normal Retirement Date" shall mean the first day of the month immediately following the later of:

               (a)  the Participant's sixty-fifth (65th) birthday
                                    or

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               (b)  the fifth (5th) anniversary of the date the Participant becomes a Member of the Qualified Plan.

2.10 "Participant" shall mean a person who has become a participant in this Plan pursuant to section 3.1. Participants shall be limited to a "select group of management or highly compensated employees" as that term is used in the Employee Retirement Income Security Act of 1974, as amended.

2.11 "Pension Offset" shall mean the benefit payable as a lump sum under the Qualified Plan as of the determination date (reduced where applicable to reflect payment of the benefit prior to Normal Retirement Date). The benefit payable under the Qualified Plan shall not be less than the actuarial equivalent on the determination date of a Participant's accrued benefit as at December 31, 1998 under a Prior Plan. Pension Offset shall also include any other pension benefits, calculated in the same manner and form as stated above, required to be offset under the Qualified Plan.

2.12 "Plan" shall mean the Millennium Chemicals Supplemental Executive Retirement Plan.

2.13 "Prior Plan" shall mean any of the following plans:

The Millennium Chemicals Inc. Pension Plan;
The Millennium Inorganic Chemicals Inc. Salaried Employees Retirement Plan; Pension Plan For Eligible Salaried and Non-Represented Employees of Millennium Petrochemicals; and,
Millennium Specialty Chemicals Inc. Salaried Employees Retirement Plan

2.14 "Prior Plan SERP" shall mean a supplemental executive retirement plan applicable to a Prior Plan.

2.15 "Qualified Plan" shall mean the Millennium Chemicals Consolidated Retirement Plan or any successor plan.

Article III.  Participation

3.1 Participation

Participants will be limited to individuals who are listed in Schedule A hereto.


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3.2 Continuation of Participation

     (a) a person who has become a Participant in accordance with section 3.1 shall, except as provided in subsection (b) below, continue as a Participant as long as he or she continues in the employment of an Employer and thereafter as long as he or she is entitled to benefits under the Plan.

     (b) Subject to the provisions of section 10.3 (Change in Control) or as provided otherwise in a written agreement between a Participant and the Company or any of its subsidiaries, the Committee may, in its sole discretion, remove a Participant from active participation in the Plan. In such event, any benefits accrued under this Plan will be vested and payable at the Participant's Retirement Date in accordance with Article IV. Subject to the provisions of Section 10.3 and notwithstanding anything herein to the contrary other than Section 10.3, if a Participant's employment is terminated for Cause or if the Participant is convicted of a felony, all rights under this Plan shall be forfeited.

Article IV.  Retirement Date

4.1 Normal Retirement Date

A Participant who retires on his or her Normal Retirement Date shall be entitled to a benefit as determined in accordance with section 5.1 (Normal Retirement Benefits).

4.2 Deferred Retirement Date

A Participant whose employment with the Employer continues beyond his or her Normal Retirement Date and whose entitlement to benefits under the Plan has not been forfeited in accordance with subsection (b) of section 3.2 (Continuation of Participation), shall retire on a Deferred Retirement Date and shall be entitled to a benefit in accordance with section 5.2 (Deferred Retirement Benefit).

4.3 Terminated Vested Benefit

A Participant who is eligible to receive a Terminated Vested Benefit under the Qualified Plan if the Participant terminates his or her employment prior to Normal Retirement Age shall be entitled to receive a benefit under Section 5.3 (Early Termination Benefit).


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Article V. Retirement Benefits

5.1 Normal Retirement Benefit

The Normal Retirement Benefit payable hereunder shall be an amount expressed as a Single Life Annuity commencing on Participant's Normal Retirement Date. Such Annuity shall be the Actuarial Equivalent of a lump sum calculated as follows:

(a)    Participant's Average Final Compensation; multiplied by
(b)    The sum of his or her Annual Credits under the Qualified Plan; minus
(c)    the Pension Offset;

       No retirement benefit shall be payable under this Plan if the benefit payable under this Plan does not equal or exceed the accrued benefit under any Prior Plan SERP (1) on December 31, 1998 or, (2) at any later date in respect of those Participants who were age 55 or older, on December 31, 1998 and continued to accrue benefits under such Prior Plan SERP, as amended.

A Participant's Normal Retirement Benefit shall commence on his or her Normal Retirement Date provided his or her Qualified Plan Benefit commences on such date.

5.2 Deferred Retirement Benefit

If a Participant remains in employment after his or her Normal Retirement Date and is entitled to a benefit in accordance with section 4.2 (Deferred Retirement
Date), benefit payments shall be postponed until the Participant's actual retirement on the Deferred Retirement Date. At such Deferred Retirement Date, and provided the Qualified Plan Benefit then commences, the Participant shall be entitled to the benefit determined under section 5.1 based on Credited Service to the Deferred Retirement Date.

5.3 Early Termination Benefit

A Participant whose employment terminates other than for Cause prior to his or her Normal Retirement Date shall be entitled to receive a benefit, commencing as of the first day of the month following his or her termination of employment, determined under the formula set forth in section 5.1 as of the date of such termination.

In lieu of such benefit commencing on the first day of the month following his or her termination of employment, the Participant may elect to receive such benefit as a Terminated Vested Benefit on the first day of any month following his or her termination of employment but not later than his or her Normal Retirement Date, provided he or she elects to commence his or her benefit payable under Part II of the Qualified Plan on the same date. In such case, the Participant's benefit shall be


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adjusted to the Actuarial Equivalent of the Participant's Terminated Vested
Benefit determined as of the first day of the month following his or her termination of employment.

5.4 Disability Retirement Benefit

Each Participant in active employment with the Company or an Affiliate whose employment terminates because he or she incurs a Disability before his or her Normal Retirement Age, shall be eligible to receive a Disability Retirement Benefit under the Plan. A Participant's right to his or her Disability Retirement Benefit shall be 100 percent vested and nonforefeitable. Each participant's Disability Retirement Benefit shall be the Actuarial Equivalent (as defined in the Qualified Plan) of the Participant's Normal Retirement Benefit determined under Section 5.1. Such Disability Retirement Benefit shall be calculated as of the first day of any month on which he or she elects to receive benefits following his or her Separation from Service on account of Disability. A Participant cannot defer commencement of his or her Disability Retirement Benefit to a date beyond his or her Normal Retirement Date.

5.5 Adjusted Credited Service

The Committee may, in its sole discretion, determine an adjusted Credited Service for the Participant. The adjusted Credited Service may be 1, 2, 3, 4, or 5 years more than the actual Credited Service (subject to the 35 years maximum for Credited Service). Pursuant to this section 5.5 the Committee may in its sole discretion cause a Participant to be become eligible for early retirement under a Prior Plan.

In determining the amount of pension in accordance with this Article V, a Participant's adjusted Credited Service shall be used as if it was his or her actual Credited Service. However, under no circumstances shall benefits commence under this Article V prior to commencement of benefits under the Qualified Plan.

Article VI. Death Benefits

6.1 Prior to Retirement

Upon the death of a Participant prior to retirement, his or her surviving spouse, if any, shall be entitled to a benefit hereunder if such surviving spouse is entitled to a benefit under the Qualified Plan or one of the Prior Plans. The amount and form (including commencement date) of the benefit payable to the surviving spouse shall be calculated in the same manner as the Spouse's Pension provided for in the Qualified Plan, however, on the basis of the formula set forth in section 5.1 herein as of the date of Particpant's death.


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6.2 After Retirement

There is no benefit payable under the Plan in the Event of the Participant's death after his or her retirement benefit has commenced unless an option is in effect in accordance with section 7.2 (Optional Forms of Benefits).

Article VII. Time and Form of Benefit Payment

7.1 Normal Form of Benefit

Except as otherwise provided in section 7.2, the retirement benefit shall be payable as a monthly annuity as of the first day of each calendar month for the life of the Participant with benefits ceasing upon the Participant's death.

7.2 Optional Forms of Benefit

The benefit under this Plan may be paid in any form permissible under the Qualified Plan regardless of how the benefit under the Qualified Plan is paid. If such form of payment is other than a Single Life Annuity, the amount of pension otherwise payable under this Plan shall be adjusted in the same manner that benefits are to be adjusted under the Qualified Plan.

Article VIII. Provision of Benefits

8.1 Participant Contributions

Participants shall make no contributions under the Plan.

8.2 Funding

Benefit payments from the Plan will be made from the general assets of the Company in accordance with such arrangements as the Company may deem necessary and proper to fulfill its agreement hereunder.

Article IX. Administration of the Plan

9.1 Powers and Duties of the Committee

The Committee, in addition to all the powers and duties specified in the various provisions of the Plan, shall have the exclusive right to interpret the Plan and to decide any matter arising in connection with the administration of the Plan.


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Article X. Miscellaneous

10.1 Prohibition Against Encumbrance

Except in the case of a court order which meets the requirements of a "qualified domestic relations order" as defined in section 414(p) of the Internal Revenue Code of 1986, no benefit under the Plan shall be alienated, assigned, disposed of, or in any manner encumbered while in the possession and control of the Company or the Employer. If the interest of any Participant or Participant's beneficiary would, but for this section 10.1, cease in whole or in part to be enjoyed by such individual, the Committee, in its sole discretion, may direct that the funds constituting such interest be withheld or it may expend from such funds for the direct maintenance and support of the Participant, such Participant's spouse, children, or their dependents as, in the Committee's sole discretion, it deems fit and proper.

10.2 Right of Participant

Neither the adoption of the Plan nor its operation shall in any way affect the right and power of the Company or the Employer to dismiss or otherwise terminate the employment, or change the terms of employment, or amount of compensation, of any Participant at any time for any reason.

10.3 Change in Control

The Plan will terminate effective on the close of business 30 days following a Change in Control, as hereinafter defined. Upon such Change in Control, section
11.1 shall become inoperative and, in addition, any modification or amendment adopted within six months prior to the Change in Control shall be void with respect to any specific Participant affected thereby unless approved by such Participant. Upon such termination, each Participant (including each Participant whose employment was terminated within six months prior to such Change in Control by the Employer without Cause, or due to disability, or voluntarily for Good Reason as determined by the Committee and each Participant that has experienced a Change of Control pursuant to a separate written "Change in Control" agreement with the Company or the Employer) will be deemed retired pursuant to Section 5.1 based on Benefit Service through the termination date. A lump sum amount that is the actuarial equivalent of each Participant's Normal Retirement Benefit payable under this Plan shall be calculated using the prime rate of interest at Citigroup, Inc. as of the date of the Change in Control or 6%, whichever is less, as the discount rate to determine the present value of the Normal Retirement Benefit, and, shall be paid as soon as practicable following the date of the Change in Control, but in no event later than 90 days thereafter. All other actuarial assumptions and calculation methods to be used shall be those in effect as at the last actuarial valuation of the Qualified Plan and based on the Qualified Plan document prior to such Change in Control.


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For the purposes of this Plan, the term "Change in Control" shall mean (i) any
"person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 ("Act") (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becoming the "beneficial owner" (as defined in Rule 13d-3 under the
Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities; (ii) during any period of two (2) consecutive years individuals who at the beginning of such period constitute the Board of Directors of the Company, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this paragraph or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors of the Company) whose election by the Board of Directors of the Company or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two (2) year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors of the Company; (iii) the merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in (i) above) acquires more than twenty-five percent (25%) of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control of the Company; or (iv) approval by the stockholders of the Company of a plan of complete liquidation of the Company or the closing of the sale or disposition by the Company of all or substantially all of the Company's assets other than the sale or disposition of all or substantially all of the assets of the Company to one or more Subsidiaries (as defined below) of the Company or to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale or disposition. Notwithstanding the foregoing, the sale or disposition of all or part of the Company's interest in Equistar (separately or together with the sale or disposition of the business of the Employer or any of the assets of the Employer) shall not constitute a Change in Control for purposes of this


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Plan. "Subsidiary" shall have the meaning set forth in Section 424 of the
Internal Revenue Code and the term shall also include any partnership, limited liability company or other business entity if the Company owns directly or indirectly, securities or other ownership interests representing at least fifty percent (50%) of the ordinary voting power or equity or capital interests of such entity. Only one (1) Change in Control may occur under this Plan.

10.4 Successors.

In addition to any obligations imposed by law upon any successor to the Company the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree in writing to peform the obligations of the Company under the Plan in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place and this Plan shall inure to the benefit of such successor. Any such assignment shall not relieve the Company from liability hereunder for periods prior to such assignment. Reference to the Company herein shall also include any successor to the Company.

Article XI. Amendment or Termination of the Plan

11.1 Amendment

The Board of Directors reserves the right at any time and from time to time, to modify or amend, in whole or in part, any or all of the provisions of the Plan but no such amendment shall adversely affect any Participant's or Participant's beneficiary's rights to benefits accrued under the Plan prior the effective date of the amendment.

11.2 Termination

The Board of Directors shall have the right to terminate the Plan at any time provided that such action shall not adversely affect any Participant's or Participant's beneficiary rights to benefits accrued under the Plan prior to such action.


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                                   Schedule A

          Millennium Chemicals Supplemental Executive Retirement Plan

                       Employees Eligible to Participate

                             as of January 1, 2001

                 Michael Card                       Carlos Cardenas
                 Robert Daniels                     Michael Gurkin
                 Rodney Leonard                     Corey Siegal
                 Mark Stoll                         John VonOhlen
                 Michael Wimberly                   Donald Abbott
                 William Carmean                    Charles Daly
                 Timothy Dowdle                     Ms. Marie Dreher
                 Mickey Foster                      Peter Hanik
                 George Hempstead                   John Heijmans
                 Richard Lamond                     William Landuyt
                 Robert Lee                         James Lofredo
                 John Lushefski                     Roy Pike
                 George Robbins, III                Arthur Seibel
                 David Vercollone                   Robert Woods
                 Christine Wubbolding               Bruce Zwicker
                 Patricia Anderson                  Thomas Anderson
                 Stuart Breslow                     Steven Brown
                 Gary Cianfichi                     John Davis
                 John Day                           William Eaton
                 John Gilbert                       David Godfrey
                 Brian Goedke                       Randy Hempel
                 Floyd Hough                        Sam Livingston
                 Wayne Matlak                       Bruce Perlson
                 Douglas Riley, Jr.                 Ronald Root
                 Michael Templeton                  Michael Whitehead
                 John W. Wilson                     Martin Etzel



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